Exhibit 10.5
     This SUPPLEMENT NO. 1 dated as of December 22, 2010 (this “Supplement”), is delivered in connection with (a) the Security Agreement dated as of September 28, 2010 (as amended or otherwise modified from time to time, the “Security Agreement”), among Basic Energy Services, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower (such subsidiaries together with the Borrower, the “Debtors”) and Capital One, National Association (“Capital One”), as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the holders of the Secured Obligations (as defined therein) and (b) Article VII of the Credit Agreement (as defined below) (the “Guarantee”).
     A Reference is made to the Credit Agreement dated as of September 28, 2010 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), the Collateral Agent and others. Pursuant to the Guarantee, the Guarantors have agreed to guarantee, among other things, the full payment and performance of all of the Borrower’s obligations under the Credit Agreement.
     B. The Debtors have entered into the Security Agreement and the Guarantors have entered into the Guarantee as a condition precedent to the effectiveness of the Credit Agreement. Section 7.12 of the Security Agreement and Section 5.10 of the Credit Agreement provide that additional Subsidiaries of the Borrower may become Debtors under the Security Agreement and Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Debtor” and collectively, the “New Debtors”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Debtor under the Security Agreement and a Guarantor under the Guarantee.
     C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement, the Guarantee, and the Credit Agreement.
          Accordingly, the Collateral Agent and each New Debtor agree as follows:
     SECTION 1. In accordance with Section 7.12 of the Security Agreement and Section 5.10 of the Credit Agreement, each New Debtor by its signature below becomes a Debtor under the Security Agreement with the same force and effect as if originally named therein as a Debtor, and each New Debtor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Debtor thereunder and (b) represents and warrants that the representations and warranties made by it as a Debtor thereunder are true and correct in all material respects on and as of the date hereof. The Schedules to the Security Agreement are hereby supplemented by the Schedules attached hereto with respect to each New Debtor. In furtherance of the foregoing, each New Debtor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, for the benefit of the holders of the Secured Obligations, a security interest in and lien on all of such New Debtor’s right, title and interest in and to the Collateral of such New Debtor. Each reference to a “Debtor” in the Security Agreement shall be deemed to include the New Debtors.

     SECTION 2. In accordance with Section 5.10 of the Credit Agreement, each New Debtor by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor, and each New Debtor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guarantee shall be deemed to include the New Debtors.
     SECTION 3. Each New Debtor represents and warrants to the Collateral Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     SECTION 4. This Supplement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     SECTION 5. Except as expressly supplemented hereby, the Security Agreement and the Guarantee shall remain in full force and effect.
     SECTION 6. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
     SECTION 7. All communications and notices to the New Debtors under the Security Agreement or the Guarantee shall be in writing and given as provided in Section 7.2 of the Security Agreement to the addresses for the New Debtors set forth under their signatures below.
     SECTION 8. Each New Debtor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

     IN WITNESS WHEREOF, the New Debtors and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW DEBTOR: ADMIRAL WELL SERVICE, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President
	Address:	500 W. Illinois Midland, TX 79701

PLATINUM PRESSURE SERVICES, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President
	Address:	500 W. Illinois Midland, TX 79701

Signature Page to Supplement to Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Bobby Hamilton

	Name:	Bobby Hamilton

	Title:	Assistant Vice President

	Address:	5718 Westheimer, Suite 600

Houston, TX 77057

Signature Page to Supplement to Credit Agreement